Exhibit 8.1

List of subsidiaries:

Particulars	Country	Holding as of
		March 31, 2015	March 31, 2014
Infosys BPO Limited (Infosys BPO)	India	99.98%	99.98%
Infosys Technologies (China) Co Ltd (Infosys China)	China	100%	100%
Infosys Technologies S. de R. L. de C. V. (Infosys Mexico)	Mexico	100%	100%
Infosys Technologies (Sweden) AB. (Infosys Sweden)	Sweden	100%	100%
Infosys Technologies (Shanghai) Company Limited (Infosys Shanghai)	China	100%	100%
Infosys Tecnologia DO Brasil LTDA. (Infosys Brasil)	Brazil	100%	100%
Infosys Public Services, Inc. USA (Infosys Public Services)	U.S.	100%	100%
Infosys Consulting India Limited (1)	India	–	–
Infosys Americas Inc., (Infosys Americas) (2)	U.S.	100%	100%
Infosys BPO s. r. o (3)	Czech Republic	99.98%	99.98%
Infosys BPO (Poland) Sp Z.o.o (3)	Poland	99.98%	99.98%
Infosys BPO S.DE R.L. DE.C.V (3)(11)	Mexico	–	–
Infosys McCamish Systems LLC (3)	U.S.	99.98%	99.98%
Portland Group Pty Ltd(3)	Australia	99.98%	99.98%
Portland Procurement Services Pty Ltd(7)	Australia	–	99.98%
Infosys Technologies (Australia) Pty. Limited (Infosys Australia) (4)	Australia	100%	100%
EdgeVerve Systems Limited (EdgeVerve)(10)	India	100%	100%
Lodestone Holding AG (Infosys Lodestone)	Switzerland	100%	100%
Lodestone Management Consultants (Canada) Inc. (5)(9)	Canada	–	–
Lodestone Management Consultants Inc. (5)	U.S.	100%	100%
Lodestone Management Consultants Pty Limited (5)	Australia	100%	100%
Lodestone Management Consultants AG (5)	Switzerland	100%	100%
Lodestone Augmentis AG (8)	Switzerland	100%	100%
Hafner Bauer & Ödman GmbH (5)	Switzerland	100%	100%
Lodestone Management Consultants (Belgium) S.A. (6)	Belgium	99.90%	99.90%
Lodestone Management Consultants GmbH (5)	Germany	100%	100%
Lodestone Management Consultants Pte Ltd. (5)	Singapore	100%	100%
Lodestone Management Consultants SAS (5)	France	100%	100%
Lodestone Management Consultants s.r.o. (5)	Czech Republic	100%	100%
Lodestone Management Consultants GmbH (5)	Austria	100%	100%
Lodestone Management Consultants Co., Ltd. (5)	China	100%	100%
Lodestone Management Consultants Ltd. (5)	UK	100%	100%
Lodestone Management Consultants B.V. (5)	Netherlands	100%	100%
Lodestone Management Consultants Ltda. (6)	Brazil	99.99%	99.99%
Lodestone Management Consultants Sp. z.o.o. (5)	Poland	100%	100%
Lodestone Management Consultants Portugal, Unipessoal, Lda. (5)	Portugal	100%	100%
S.C. Lodestone Management Consultants S.R.L. (5)	Romania	100%	100%
Lodestone Management Consultants S.R.L. (5)	Argentina	100%	100%
Infosys Canada Public Services Ltd. (12) (13)	Canada	–	–
Infosys Nova Holdings LLC (Infosys Nova) (14)	U.S.	100%	–
Panaya Inc (Panaya)(15)	U.S.	100%	–
Panaya Ltd (16)	Israel	100%	–
Panaya Gmbh (16)	Germany	100%	–
Panaya Pty Ltd (16)	Australia	–	–
Panaya Japan Co. Ltd (16)	Japan	100%	–

(1)	The Hon’ble High Court of Karnataka sanctioned the scheme of amalgamation of Infosys Consulting India Limited (ICIL) with Infosys Limited with an effective date of August 23, 2013 and an appointed date of January 12, 2012.
(2)	Incorporated effective June 25, 2013
(3)	Wholly owned subsidiaries of Infosys BPO.
(4)	Under liquidation
(5)	Wholly owned subsidiary of Lodestone Holding AG
(6)	Majority owned and controlled subsidiary of Lodestone Holding AG
(7)	Wholly owned subsidiary of Portland Group Pty Ltd. Liquidated effective May 14, 2014
(8)	Wholly owned subsidiary of Lodestone Management Consultants AG
(9)	Liquidated effective December 31, 2013
(10)	Incorporated effective February 14, 2014. Refer note 2.3
(11)	Incorporated effective February 14, 2014.
(12)	Wholly owned subsidiary of Infosys Public Services Inc.
(13)	Incorporated effective December 19, 2014
(14)	Incorporated effective January 23, 2015
(15)	On March 5, 2015, Infosys acquired 100% of the voting interest in Panaya Inc.
(16)	Wholly owned subsidiary of Panaya Inc.